Exhibit 10.17.2

FIRST AMENDMENT TO

GWR GLOBAL WATER RESOURCES CORP.

STOCK OPTION PLAN

WHEREAS GWR Global Water Resources Corp. (the “Company”) has adopted the GWR Global Water Resources Corp. Stock Option Plan (the “Plan”); and

WHEREAS the Company wishes to amend the Plan pursuant to its amendment rights under Section 9 of the Plan;

NOW THEREFORE, the Plan shall be amended as follows, effective as of January 9, 2012:

1.	Section 5.8 of the Plan shall be deleted in its entirety and replaced with the following:

“5.8 With respect to Options granted to Participants who are U.S. Taxpayers, Common Shares shall constitute “service recipient stock” within the meaning of Section 409A of the Code if such Participant performs services for any Affiliate that is at least twenty percent owned by the Company.”

2.	As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned officer of the Company acting pursuant to authority granted to him by the Board of Directors of the Company has executed this instrument on this 12th day of September, 2012.

GWR GLOBAL WATER RESOURCES CORP.

By:	/s/ Cindy M. Liles
Name: Cindy M. Liles
Title: Chief Financial Officer